Exhibit 10.1

FIRST AMENDMENT
TO
TRANSPORTATION SERVICES AGREEMENT

     THIS FIRST AMENDMENT TO TRANSPORTATION SERVICES AGREEMENT made and entered into as of as of November 5, 2004, but effective July 1, 2004, by and between MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“Owner”), and MIDSTREAM FUEL SERVICE LLC, an Alabama limited liability company (“Charterer”).

WITNESSETH:

     WHEREAS, Owner and Charterer have entered into that certain Transportation Services Agreement, dated December 23, 2003 (the “Agreement”); and

     WHEREAS, Owner and Charterer desire to amend the Agreement to reflect the addition of a fuel surcharge, effective as of July 1, 2004;

     NOW, THEREFORE, Owner and Charterer hereby amend the Agreement as follows:

     A new Section 10 shall be added as follows:

“10. FUEL SURCHARGE	Effective as of July 1, 2004, a fuel surcharge (the “Fuel Surcharge”) shall be charged by Owner to Charterer for transportation provided to Charterer. The Fuel Surcharge shall be based on the actual gallons of diesel fuel consumed during such transportation multiplied by the difference between (i) the Platt’s Gulf Coast Waterborne Low average for No. 2 Heating Oil for 2003 and (ii) the Platt’s Gulf Coast Waterborne Low average for No. 2 Heating Oil for the then current month.”

     Except as amended hereby, all other terms and conditions of the Agreement remain intact and valid.

     EXECUTED, as of the date first set forth above.

MARTIN OPERATING PARTNERSHIP L.P.

By: Martin Operating GP LLC, Its General Partner

By: Martin Midstream Partners L.P., Its Sole Member

By: Martin Midstream GP LLC, Its General Partner

By:	/s/ Ruben S. Martin
Name:	Ruben S. Martin
Title:	CEO and President

MIDSTREAM FUEL SERVICE LLC

By: Martin Resource Management Corporation, Its Sole Member

By:	Ruben S. Martin
Name:	Ruben S. Martin
Title:	CEO and President